UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2006 (July 28, 2006)
AMSURG CORP.
(Exact Name of Registrant as Specified in Charter)

Tennessee (State or Other Jurisdiction of Incorporation)	000-22217 (Commission File Number)	62-1493316 (I.R.S. Employer Identification No.)

20 Burton Hills Boulevard Nashville, Tennessee (Address of Principal Executive Offices)		37215 (Zip Code)
(615) 665-1283
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On July 28, 2006, AmSurg Corp. (the “Company”) entered into that certain Third Amended and Restated Revolving Credit Agreement, dated as of July 28, 2006, by and among the Company, the several banks and other financial institutions from time to time party thereto (the “Lenders”), and SunTrust Bank, in its capacity as Administrative Agent for the Lenders (the “Third Amended and Restated Credit Agreement”). The Third Amended and Restated Credit Agreement permits the Company to borrow up to $200,000,000 under its revolving credit facility to, among other things, finance acquisitions and development projects and stock repurchase programs at an interest rate equal to, at the Company’s option, the prime rate, LIBOR plus 0.50% to 1.50%, or a combination thereof; provides for a fee of 0.15% to 0.30% of unused commitments; prohibits the payment of dividends; and contains customary covenants, including covenants relating to the ratio of debt to net worth, operating performance and minimum net worth.
     The obligations of the Company under the Third Amended and Restated Credit Agreement are guaranteed by all of the wholly owned subsidiaries of the Company and secured by a pledge of (i) the Company’s ownership interest in each of its wholly owned subsidiaries and (ii) the ownership interest of the Company’s subsidiaries in each non-wholly owned subsidiary of the Company.
     Borrowings under the revolving credit facility mature on July 28, 2011. If an event of default under the revolving credit facility shall occur and be continuing, the commitments under the revolving credit facility may be terminated and the principal amount outstanding under the revolving credit facility, together with all accrued unpaid interest and other amounts owing under the Third Amended and Restated Credit Agreement and related loan documents, may be declared immediately due and payable.
     The summary of the foregoing transaction is qualified in its entirety by reference to the text of the Third Amended and Restated Credit Agreement, which is included as Exhibit 99.1 hereto and incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On July 28, 2006, the Company entered into the Third Amended and Restated Credit Agreement, the material terms and conditions of which are described in item 1.01 of this Current Report on Form 8-K and are incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.

(c)	99.1	Third Amended and Restated Revolving Credit Agreement, dated as of July 28, 2006, by and among AmSurg Corp., the several banks and other financial institutions from time to time party thereto (the “Lenders”), and SunTrust Bank, in its capacity as Administrative Agent for the Lenders

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSURG CORP.

By:	/s/ Claire M. Gulmi

Claire M. Gulmi

Senior Vice President and Chief Financial Officer
(Principal Financial and Duly Authorized Officer)
Date: August 1, 2006

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Third Amended and Restated Revolving Credit Agreement, dated as of July 28, 2006, by and among AmSurg Corp., the several banks and other financial institutions from time to time party thereto (the “Lenders”), and SunTrust Bank, in its capacity as Administrative Agent for the Lenders

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